Exhibit 99.1

         Thomas & Betts Corporation Reports Second Quarter 2004 Results

                      Sales Up 14 Percent; E.P.S. $0.34


    MEMPHIS, Tenn., July 26, 2004 /PRNewswire-FirstCall/ -- Thomas & Betts Corporation (NYSE: TNB) today reported second quarter 2004 net earnings of $20.0 million, or $0.34 per basic and diluted share, up significantly from the $6.8 million in net earnings, or $0.12 per basic and diluted share, reported in the second quarter 2003.

    Sales in the quarter were $369.0 million, up $46.3 million, or
14.4 percent, from the prior-year period. Favorable foreign currency exchange rates accounted for approximately $7 million of the sales increase. Earnings from operations were $35.6 million in the second quarter 2004 or 9.7 percent of sales. This is more than twice the $14.9 million in operating earnings reported in the second quarter 2003.

    "Our focus on running a lean, customer-focused enterprise combined with higher sales volumes allowed our strong earnings momentum to continue in the second quarter," said Dominic J. Pileggi, president and chief executive officer. "Each of our business segments contributed to our strong performance through their continued effort to effectively manage the volatility in raw material pricing and availability, their relentless focus on improving productivity and their strong discipline in controlling expenses."

    Pileggi continued, "We are especially pleased with the improvement in earnings from operations, as we came very close to achieving our goal of double-digit operating earnings as a percent of sales. We remain focused on meeting or exceeding this goal as our markets recover."

    The second quarter 2004 gross margin was 29.1 percent of sales, compared to 25.9 percent in the prior-year period. Selling, general and administrative (SG&A) expense was $71.6 million, or 19.4 percent of sales, compared to $68.6 million, or 21.3 percent of sales, in the prior-year period.

    Pileggi noted that the net impact from rising material costs, especially steel, was minimal in the quarter, as the company largely offset these costs through a combination of price increases and, to a lesser extent, productivity improvements.

    The second quarter 2003 provision for income taxes reflected a benefit of $2.0 million resulting from the favorable completion of tax audits.


    SEGMENT RESULTS

    During the second quarter, the company aggregated the reporting of its Communications segment into its Electrical segment and has adjusted prior-period results to reflect this change.

    Second quarter sales in the company's Electrical segment were $311.0 million, up $35.1 million, or 12.7 percent, compared to $275.9 million in segment sales reported in the second quarter 2003. Favorable foreign currency exchange rates accounted for approximately $7 million of the increase in segment sales. Segment earnings more than doubled to $32.5 million compared to $14.3 million last year. These results reflect higher sales volumes, productivity improvements and the company's ability to offset higher raw material costs.

    Sales in the Steel Structures segment were $30.0 million, up significantly from $21.3 million in second quarter 2003. Investment by U.S. electrical utilities to complete previously scheduled network upgrades and expansion projects drove the sales increase. Segment earnings were also up significantly to $2.6 million, compared to $0.7 million in the same period last year, reflecting primarily the higher sales volumes.

    HVAC segment sales were $28.0 million in the second quarter 2004, compared to $25.4 million a year ago. Segment earnings were $1.1 million compared to $0.4 million in the second quarter last year, reflecting higher sales volumes and lower expenses.


    YEAR-TO-DATE RESULTS

    For the six months ended June 30, 2004, consolidated sales rose
$87.8 million, or 13.8 percent, to $722.0 million compared to $634.1 million in the first half of 2003. Favorable foreign currency exchange rates accounted for approximately $21 million of the sales increase. Net earnings for the first six months of 2004 were $35.6 million, or $0.61 per basic and $0.60 per diluted share, compared to $11.8 million, or $0.20 per basic and diluted share for the first six months of 2003. 2003 six-month results include $4.0 million in tax benefits resulting from the favorable completion of tax audits.


    BALANCE SHEET HIGHLIGHTS

    Thomas & Betts continues to maintain a solid cash position and ended the second quarter 2004 with $267.5 million in cash and cash equivalents. Total debt-to-total capitalization was 41.7 percent at June 30, 2004, compared to
48.4 percent at year-end 2003. This improvement reflects primarily first-quarter debt repayments and year-to-date net earnings.


    2004 DIRECTIONAL GUIDANCE

    "Activity in the second quarter suggests that, with the exception of non-residential construction, our end markets are beginning to turn the corner and should continue to improve compared to 2003 in the third and fourth quarters," said Pileggi.

    "The positive market outlook, coupled with our drive to effectively leverage our broad portfolio of market-leading brands and provide exceptional customer service, leads us to believe that our full-year 2004 net earnings per share will fall within the range of $1.20 to $1.25, a substantial improvement over the $0.73 reported in 2003," concluded Pileggi.


    CORPORATE OVERVIEW

    Thomas & Betts Corporation ( http://www.tnb.com ) is a leading designer and manufacturer of electrical connectors and components used in industrial, commercial, communications and utility markets. The company is also a leading producer of commercial heating units and highly engineered steel structures used, among other things, for utility transmission. Headquartered in Memphis, Tenn., the company has manufacturing, distribution and office facilities worldwide.


    NOTE: The following financial tables support the information in this news release:

      Condensed Consolidated Statements of Operations
      Segment Information
      Quarterly Segment Information 2004 and 2003
      Condensed Consolidated Balance Sheets
      Condensed Consolidated Statements of Cash Flows
      Capitalization Ratios

    CONFERENCE CALL AND WEBCAST INFORMATION

    Thomas & Betts will hold a conference call/webcast to discuss the company's second quarter 2004 results on Tuesday, July 27, 2004 at 11:00 am EDT (10:00 am CDT). To access the call, please call 201-689-8037. The call can also be accessed via the Thomas & Betts corporate website at http://www.tnb.com . The conference call will be recorded and available for replay through 12:00 midnight EST on Tuesday, August 3, 2004. To access the replay, please call 201-612-7415. The recorded webcast will be available at http://www.tnb.com .


    CAUTIONARY STATEMENT

    This press release includes forward-looking statements that are identified by terms such as "expect," "believe," and "should." These statements discuss business strategies, economic outlook and future performance. These forward-looking statements make assumptions regarding the company's operations, business, economic and political environment, including, without limitation, customer demand, government regulation, terrorist acts and acts of war. The actual results may be materially different from any future results expressed or implied by such forward-looking statements. Please see the "Business Risks" section of the company's Form 10-K for the fiscal year ended December 31, 2003, for further information related to these uncertainties. The company undertakes no obligation to publicly release any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events.



                  THOMAS & BETTS CORPORATION AND SUBSIDIARIES
                Condensed Consolidated Statements of Operations
                     (In thousands, except per share data)
                                  (Unaudited)

                                   Quarter Ended           Year to Date
                                June 30,   June 29,    June 30,    June 29,
                                  2004       2003        2004        2003

     Net sales                  $368,973   $322,661    $721,961    $634,143

     Cost of sales               261,719    239,182     515,008     465,588
     Gross margin                107,254     83,479     206,953     168,555
     Gross margin-% of net sales   29.1%      25.9%       28.7%       26.6%

     Selling, general and
      administrative              71,634     68,618     144,648     141,550
     Selling, general and
      administrative-% of
      net sales                    19.4%      21.3%       20.0%       22.3%

     Earnings from operations     35,620     14,861      62,305      27,005

     Income from unconsolidated
      companies                      556        558       1,220       1,412
     Interest expense, net        (7,484)    (9,139)    (15,098)    (17,419)
     Other (expense) income, net    (957)       232      (1,092)       (371)

     Earnings before income
      taxes                       27,735      6,512      47,335      10,627

     Income tax provision
      (benefit)                    7,766       (242)     11,754      (1,131)

     Net earnings                $19,969     $6,754     $35,581     $11,758

     Net earnings per share:
       Basic earnings per share    $0.34      $0.12       $0.61       $0.20
       Diluted earnings per share  $0.34      $0.12       $0.60       $0.20

     Average shares outstanding:
       Basic                      58,544     58,461      58,419      58,412
       Diluted                    59,200     58,463      58,944      58,416


                   THOMAS & BETTS CORPORATION AND SUBSIDIARIES
                               Segment Information
                                  (In thousands)
                                   (Unaudited)

                                     Quarter Ended           Year to Date
                                  June 30,   June 29,    June 30,    June 29,
                                    2004       2003        2004        2003
     Net sales:
       Electrical                 $311,010   $275,949    $608,699    $539,254
       Steel Structures             29,951     21,346      56,081      43,311
       HVAC                         28,012     25,366      57,181      51,578

      Total net sales             $368,973   $322,661    $721,961    $634,143

     Segment earnings:
       Electrical                  $32,514    $14,323     $56,681     $25,013
       Steel Structures              2,571        695       3,181       1,522
       HVAC                          1,091        401       3,663       1,882

      Total reportable segment
       earnings                     36,176     15,419      63,525      28,417
      Total reportable segment
       earnings - % of net sales      9.8%       4.8%        8.8%        4.5%

    Interest expense, net           (7,484)    (9,139)    (15,098)    (17,419)
    Other                             (957)       232      (1,092)       (371)

    Earnings before income taxes    $27,735     $6,512     $47,335    $10,627


                   THOMAS & BETTS CORPORATION AND SUBSIDIARIES
                   Quarterly Segment Information 2004 and 2003
                                  (In thousands)
                                   (Unaudited)

                                                            2004
                                               1st Quarter        2nd Quarter
    Net Sales:
         Electrical                               $297,689           $311,010
         Steel Structures                           26,130             29,951
         HVAC                                       29,169             28,012

        Total net sales                           $352,988           $368,973

    Segment earnings:
         Electrical                                $24,167            $32,514
         Steel Structures                              610              2,571
         HVAC                                        2,572              1,091

        Total reportable segment earnings          $27,349            $36,176


                                                          2003
                                           1st Quarter 2nd Quarter 3rd Quarter
    Net Sales:
         Electrical                          $263,305    $275,949    $289,389
         Steel Structures                      21,965      21,346      23,545
         HVAC                                  26,212      25,366      25,757

        Total net sales                      $311,482    $322,661    $338,691

    Segment earnings:
         Electrical                           $10,690     $14,323     $17,634
         Steel Structures                         827         695       2,680
         HVAC                                   1,481         401       1,353

        Total reportable segment earnings     $12,998     $15,419     $21,667


                                                            2003
                                                4th Quarter        Total Year

    Net Sales:
         Electrical                               $286,209         $1,114,852
         Steel Structures                           26,678             93,534
         HVAC                                       36,576            113,911

        Total net sales                           $349,463         $1,322,297

    Segment earnings:
         Electrical                                $22,786            $65,433
         Steel Structures                            2,152              6,354
         HVAC                                        4,991              8,226

        Total reportable segment earnings          $29,929            $80,013

     During the second quarter 2004, the Corporation aggregated the reporting of its Communications segment into its Electrical segment. Prior periods have been conformed to reflect this change.


                   THOMAS & BETTS CORPORATION AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheets
                                  (In thousands)
                                   (Unaudited)

                                                   June 30,       December 31,
                                                     2004            2003
         ASSETS

     Current assets:
         Cash and cash equivalents                 $267,526          $387,425
         Marketable securities                        1,904             1,704
         Receivables, net                           209,947           168,542
         Inventories                                205,221           190,243
         Other current assets                        62,030            64,365
     Total current assets                           746,628           812,279

     Net property, plant and equipment              286,226           303,710
     Goodwill                                       454,506           455,113
     Investments in unconsolidated companies        121,554           121,732
     Other assets                                    85,582            89,791

         Total assets                            $1,694,496        $1,782,625

         LIABILITIES AND SHAREHOLDERS' EQUITY

     Current liabilities:
         Current maturities of long-term debt        $4,484          $133,344
         Accounts payable                           131,858           113,724
         Accrued liabilities                        102,484           111,478
         Income taxes payable                         8,895             6,414
     Total current liabilities                      247,721           364,960

     Long-term debt                                 545,761           551,972
     Other long-term liabilities                    131,764           134,266

     Shareholders' equity                           769,250           731,427

         Total liabilities and
          shareholders' equity                   $1,694,496        $1,782,625


                   THOMAS & BETTS CORPORATION AND SUBSIDIARIES
                 Condensed Consolidated Statements of Cash Flows
                                  (In thousands)
                                   (Unaudited)

                                                     Year to Date
                                          June 30,                   June 29,
                                            2004                       2003

    CASH FLOWS FROM OPERATING ACTIVITIES:
    Net earnings                           $35,581                    $11,758
    Adjustments:
      Depreciation and amortization         26,530                     24,144
      Amortization of restricted stock       1,282                      1,379
      Changes in operating assets and
       liabilities, net:
        Receivables                        (43,437)                   (16,611)
        Inventories                        (16,596)                    (2,493)
        Accounts payable                    19,289                     (2,956)
        Accrued liabilities                 (8,354)                    (9,166)
        Income taxes payable                 2,671                     (5,025)
      Other                                   (223)                    (4,091)
    Net cash provided by (used in)
     operating activities                   16,743                     (3,061)

    CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property, plant and
     equipment                             (11,002)                   (14,289)
    Proceeds from sale of property, plant
     and equipment                             158                        234
    Net proceeds from (investments in)
     marketable securities                    (212)                    48,126
    Net cash provided by (used in)
     investing activities                  (11,056)                    34,071

    CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from long-term debt and
     other borrowings                            -                    125,191
    Repayment of long-term debt and other
     borrowings                           (129,306)                   (63,535)
    Other                                    6,205                     (3,391)
    Net cash provided by (used in)
     financing activities                 (123,101)                    58,265

    EFFECT OF EXCHANGE RATE ON CASH         (2,485)                     8,237

    Net increase (decrease) in cash and
     cash equivalents                     (119,899)                    97,512
    Cash and cash equivalents at
     beginning of period                   387,425                    177,994
    Cash and cash equivalents at end of
     period                               $267,526                   $275,506

    Cash payments for interest             $24,794                    $23,018
    Cash payments for income taxes          $7,457                    $10,710


                   THOMAS & BETTS CORPORATION AND SUBSIDIARIES
                              Capitalization Ratios
                          (In thousands, except ratios)
                                   (Unaudited)

                                                  June 30,        December 31,
                                                    2004              2003

     Current maturities of long-term debt            $4,484         $133,344
     Long-term debt                                 545,761          551,972
     Total debt                                     550,245          685,316

     Shareholders' equity                           769,250          731,427
     Total capitalization                        $1,319,495       $1,416,743

     Total debt-to-total capitalization               41.7%            48.4%



SOURCE  Thomas & Betts Corporation
    -0-                             07/26/2004
    /CONTACT: Tricia Bergeron of Thomas & Betts Corporation, +1-901-252-8266, tricia.bergeron@tnb.com /
    /Web site:  http://www.tnb.com/
    (TNB)

CO:  Thomas & Betts Corporation
ST:  Tennessee
IN:  CPR CST TLS UTI
SU:  ERN ERP CCA MAV